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                                                                    EXHIBIT 10.4

                                     RELEASE

      This Release is being executed and delivered in accordance with Section 3.3.2(g) of the Agreement and Plan of Merger by and among Harris Interactive Inc., Wirthlin Worldwide, Inc., Capitol Merger Sub, LLC, and the Stockholders of Wirthlin Worldwide, Inc. dated as of September 8, 2004 (the "Agreement"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

      Each Stockholder acknowledges that the execution and delivery of this Release is a condition to Harris's obligation to purchase the outstanding capital stock of Wirthlin pursuant to the Agreement and that Harris is relying on this Release in consummating such purchase.

      Each Stockholder, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Harris to purchase the outstanding capital stock of Wirthlin pursuant to the Agreement, hereby agrees as follows:

      Each Stockholder, on behalf of itself or himself and each of his Related Persons, hereby releases and forever discharges each of the Acquired Companies, and each of their respective individual, joint or mutual, past and present Representatives, affiliates, stockholders, controlling Persons, Subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of the Stockholders or any of their respective Related Persons now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, including but not limited to any rights to indemnification or reimbursement from any Acquired Company, whether pursuant to their respective Organizational Documents, contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of (a) any Releasees arising under the Agreement or the Ancillary Agreements or (b) any obligation of Wirthlin under (i) the Agreement between Wirthlin and Wirthlin Family LLC dated April 23, 2002, as may be amended, and
(ii) the Agreement between Wirthlin and WB&H Investments, L.P., dated September 15, 1985, as amended, or (c) Harris and any Releasees with respect to any rights to salary, bonus, and benefits under employee benefit plans (but for the avoidance of doubt, specifically not including plans related to equity securities or rights related to the equity value of the Acquired Companies) that have accrued to each Stockholder on account of their status as an employee of an Acquired Company.

      Each Stockholder hereby irrevocably covenants to refrain from, directly or indirectly asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

      Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Stockholder shall indemnify and hold harmless each Releasee from and against

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all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of the Stockholders or any of their Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any clam or demand against any Releasee which claim or demand arises directly or indirectly form, or in connection with, any assertion by or on behalf of the Stockholders or any of their Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

      If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent no held invalid or unenforceable.

      This Release may not be changed except in a writing by the Person(s) against whose interest such change shall operate.

      This Release shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflicts of law.

      All words used in this Release will be construed to be of such gender or number as the circumstances require.

      IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release as of this 8th day of September, 2004.

                            [Signature Pages Follow]

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         This Release was signed by the following Stockholders of Wirthlin
Worldwide, Inc. (individual signature pages have been omitted):


                              Wirthlin Family Trust
                              White Family Living Trust
                              David Richardson
                              Dorothy Peterson
                              John Kennedy
                              James Hoskins
                              Hakan Atak
                              Dee Allsop


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